Exhibit 99.1

WEBSTER REPORTS
THIRD QUARTER 2021 EARNINGS OF $1.03 PER DILUTED SHARE
WATERBURY, Conn., October 21, 2021 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $93.2 million, or $1.03 per diluted share, for the quarter ended September 30, 2021, compared to $66.9 million, or $0.75 per diluted share, for the quarter ended September 30, 2020. Earnings per diluted share would have been $1.08 for the quarter ended September 30, 2021, adjusting for a net $5.8 million ($4.3 million after tax) of merger related costs and strategic optimization initiatives.
“Webster delivered strong financial performance as evidenced by linked quarter loan growth of 2.7%, excluding PPP, and deposit growth of 4.1%,” said John R. Ciulla, chairman and chief executive officer. “While we continue to deliver for clients, communities, colleagues and shareholders, integration plans for our merger with Sterling are well established and we are prepared to execute the transaction upon receipt of all regulatory approvals.”
Highlights for the third quarter of 2021:
•Revenue of $313.5 million, an increase of 6.5 percent compared to a year ago.
•Loan growth of 2.7 percent linked quarter, excluding Paycheck Protection Program (PPP) loans, led by commercial and residential which increased 3.3 percent.
•Current Expected Credit Loss (CECL) provision of $7.8 million with a reserve increase of $7.0 million compared to the prior quarter primarily driven by loan growth, resulting in an allowance coverage of 1.46 percent, or 1.49 percent excluding $0.4 billion of PPP loans.
•Deposit growth of $1.2 billion or 4.1 percent linked quarter, with growth of $741.6 million in demand and interest-bearing checking deposits and $516.4 million in money market deposits.
•Charges related to merger and strategic optimization initiatives totaled $5.8 million.
•Net interest margin of 2.80 percent.
•Efficiency ratio (non-GAAP) of 54.8 percent.
“Credit quality and economic conditions continued to improve, supporting favorable trends for non-performing loans and net charge-offs in the quarter,” said Glenn MacInnes, executive vice president and chief financial officer. “The strength of our balance sheet continues to position us well for the future.”

Line of Business performance compared to the third quarter of 2020
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of September 30, 2021, Commercial Banking had $14.7 billion in loans and leases and $10.2 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$152,556	$132,026	15.5%
Non-interest income	30,076	20,710	45.2
Operating revenue	182,632	152,736	19.6
Non-interest expense	64,917	66,482	2.4
Pre-tax, pre-provision net revenue	$117,715	$86,254	36.5

			Percent
	At September 30,		Increase/
(In millions)	2021	2020	(Decrease)
Loans and leases	$14,655	$14,544	0.8%
Deposits	10,219	8,326	22.7
AUA / AUM (off balance sheet)	7,041	6,000	17.4
Pre-tax, pre-provision net revenue increased $31.5 million to $117.7 million in the quarter as compared to prior year. Net interest income increased $20.5 million to $152.6 million, primarily driven by PPP loan fee acceleration associated with PPP loan forgiveness, loan rates, and deposit growth. Non-interest income increased $9.4 million to $30.1 million, driven by higher syndication fees, fair value adjustments on direct investments, and trust and investment service fees. Non-interest expense decreased $1.6 million to $64.9 million, primarily driven by lower support costs.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of September 30, 2021, HSA Bank had $10.7 billion in total footings comprising $7.3 billion in deposit balances and $3.4 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$42,074	$39,861	5.6%
Non-interest income	24,756	27,235	(9.1)
Operating revenue	66,830	67,096	(0.4)
Non-interest expense	32,800	34,789	5.7
Pre-tax, net revenue	$34,030	$32,307	5.3

			Percent
	At September 30,		Increase/
(Dollars in millions)	2021	2020	(Decrease)
Number of accounts (thousands)	3,003	2,968	1.2%

Deposits	$7,329	$6,976	5.1
Linked investment accounts (off balance sheet)	3,427	2,454	39.6
Total footings	$10,756	$9,430	14.1

Pre-tax net revenue increased $1.7 million to $34.0 million in the quarter as compared to prior year. Net interest income increased $2.2 million to $42.1 million, due to growth in deposits. Non-interest income decreased $2.5 million to $24.8 million, primarily due to decreases in third-party administrator closure fees. Non-interest expense decreased $2.0 million to $32.8 million, primarily due to reduced compensation and benefits expenses.

Retail Banking
Retail Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Retail Banking is comprised of the Consumer Lending and Small Business Banking (businesses that have less than $2 million of revenue) business units, as well as a distribution network consisting of 130 banking centers and 254 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of September 30, 2021, Retail Banking had $6.9 billion in loans and $12.5 billion in deposit balances.
Retail Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$98,028	$83,609	17.2%
Non-interest income	16,998	21,359	(20.4)
Operating revenue	115,026	104,968	9.6
Non-interest expense	73,480	80,119	8.3
Pre-tax, pre-provision net revenue	$41,546	$24,849	67.2

			Percent
	At September 30,		Increase/
(In millions)	2021	2020	(Decrease)
Loans	$6,925	$7,308	(5.2)%
Deposits	12,475	11,623	7.3
Pre-tax, pre-provision net revenue increased $16.7 million to $41.5 million in the quarter as compared to prior year. Net interest income increased $14.4 million to $98.0 million, driven by PPP loan fee acceleration associated with PPP loan forgiveness, deposit balance growth, and lower interest paid on deposits, partially offset by lower consumer loan balances. Non-interest income decreased $4.4 million to $17.0 million, resulting from lower mortgage banking fee income, partially offset by higher deposit service fees. Non-interest expense decreased $6.6 million to $73.5 million, driven by lower employee-related, occupancy, technology and equipment, and marketing expenses.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2020:
•Net interest income was $229.7 million compared to $219.3 million.
•Net interest margin was 2.80 percent compared to 2.88 percent. The yield on interest-earning assets declined by 21 basis points, and the cost of interest-bearing liabilities declined by 14 basis points.
•Average interest-earning assets totaled $32.9 billion and grew by $2.0 billion, or 6.5 percent.
•Average loans totaled $21.5 billion and declined by $0.3 billion, or 1.5 percent.
•Average deposits totaled $29.8 billion and grew by $2.9 billion, or 10.8 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $7.8 million provision in the quarter, contributing to a $7.0 million increase in the allowance for credit losses on loans and leases. The increase in the allowance is based primarily on loan growth. The provision for credit losses reflected a $21.5 million benefit in the prior quarter compared to an expense of $22.8 million a year ago.
•Net charge-offs (recoveries) were $0.9 million, compared to $(1.2) million in the prior quarter and $11.5 million a year ago. The ratio of net charge-offs (recoveries) to average loans on an annualized basis was 0.02 percent, compared to (0.02) percent in the prior quarter and 0.21 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.46 percent of total loans at September 30, 2021, compared to 1.43 percent at June 30, 2021 and 1.69 percent at September 30, 2020. Excluding $0.4 billion of risk free PPP loans, the coverage ratio was 1.49 percent at September 30, 2021, compared to 1.49 percent at June 30, 2021 excluding $0.8 billion of risk free PPP loans, and 1.80 percent at September 30, 2020 excluding $1.4 billion of risk free PPP loans. The allowance represented 309 percent of nonperforming loans at September 30, 2021 compared to 255 percent at June 30, 2021 and 227 percent at September 30, 2020.
Quarterly non-interest income compared to the third quarter of 2020:
•Total non-interest income was $83.8 million compared to $75.1 million, an increase of $8.7 million. This primarily reflects an increase of $9.0 million in other due to fair value adjustments on direct investments; $4.3 million in loan related fees driven by higher syndication and prepayment fees; $1.8 million in deposit service fees driven by higher overdraft and cash management fees; and $1.7 million primarily due to increased investment activity. These increases were partially offset by a $5.6 million decrease in mortgage banking activities which is in line with our strategic choice to originate loans for portfolio along with lower spreads on loans originated for sale and a $2.5 million decrease in HSA fee income due to prior year closure fees from third-party administrator custodial accounts and lower account service related charges.

Quarterly non-interest expense compared to the third quarter of 2020:
•Total non-interest expense was $180.2 million compared to $184.0 million, a decrease of $3.8 million. Total non-interest expense includes a net $5.8 million of merger and strategic initiative related charges compared to $4.8 million of strategic initiatives a year ago. Excluding those charges, total non-interest expense decreased $4.8 million reflecting a $2.5 million decrease in compensation and benefits, a $1.8 million decrease in occupancy, and a $0.9 million decrease in the reserve for unfunded lines.
Quarterly income taxes compared to the third quarter of 2020:
•Income tax expense was $29.8 million compared to $18.3 million, and the effective tax rate was 23.7 percent compared to 20.9 percent. The higher effective tax rate in the quarter primarily reflects the effects of increased pre-tax income in 2021 compared to 2020.
Investment securities:
•Total investment securities were $9.4 billion, compared to $8.9 billion at June 30, 2021 and $9.0 billion at September 30, 2020. The carrying value of the available-for-sale portfolio included $44.7 million of net unrealized gains, compared to $49.3 million at June 30, 2021 and $103.1 million at September 30, 2020. The carrying value of the held-to-maturity portfolio does not reflect $152.9 million of net unrealized gains, compared to $170.5 million at June 30, 2021 and $283.0 million at September 30, 2020.
Loans:
•Total loans were $21.6 billion, compared to $21.5 billion at June 30, 2021 and $21.9 billion at September 30, 2020. Compared to June 30, 2021, commercial real estate loans increased by $112.0 million while commercial loans (excluding PPP loans) increased by $189.0 million, residential mortgages increased by $311.2 million, consumer loans decreased by $59.3 million, and PPP loans decreased by $447.5 million.
•Compared to a year ago, commercial real estate loans increased by $215.1 million and commercial loans (excluding PPP loans) increased by $502.5 million, while consumer loans decreased by $315.1 million and residential mortgages increased by $281.7 million. PPP loans totaled $0.4 billion at September 30, 2021.
•Loan originations for the portfolio were $1.987 billion, compared to $2.333 billion ($2.269 billion excluding PPP loan originations) in the prior quarter and $1.560 billion ($1.525 billion excluding PPP loan originations) a year ago. In addition, $57 million of residential loans were originated for sale in the quarter, compared to $55 million in the prior quarter and $149 million a year ago.

Asset quality:
•Total nonperforming loans were $101.8 million, or 0.47 percent of total loans, compared to $120.7 million, or 0.56 percent of total loans, at June 30, 2021 and $162.6 million, or 0.74 percent of total loans, at September 30, 2020. As of September 30, 2021, $40.3 million of nonperforming loans were contractually current.
•Past due loans were $17.1 million, compared to $18.4 million at June 30, 2021 and $21.8 million at September 30, 2020.
Deposits and borrowings:
•Total deposits were $30.0 billion, compared to $28.8 billion at June 30, 2021 and $26.9 billion at September 30, 2020. Core deposits to total deposits were 93.7 percent, compared to 93.0 percent at June 30, 2021 and 90.5 percent at September 30, 2020. The loan to deposit ratio was 71.9 percent, compared to 74.4 percent at June 30, 2021 and 81.2 percent at September 30, 2020.
•Total borrowings were $1.3 billion, compared to $1.2 billion at June 30, 2021 and $2.3 billion at September 30, 2020.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 11.61 percent and 14.16 percent, respectively, compared to 8.80 percent and 10.91 percent, respectively, in the third quarter of 2020.
•The tangible equity and tangible common equity ratios were 8.12 percent and 7.71 percent, respectively, compared to 8.19 percent and 7.75 percent, respectively, at September 30, 2020. The common equity tier 1 risk-based capital ratio was 11.77 percent, compared to 11.23 percent at September 30, 2020.
•Book value and tangible book value per common share were $35.78 and $29.63, respectively, compared to $34.09 and $27.86, respectively, at September 30, 2020.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $35.4 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 130 banking centers and 254 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s third quarter 2021 earnings announcement will be held today, Thursday, October 21, 2021 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 877-407-8289, or 201-689-8341 for international callers. The webcast, along with related slides, will be available on the Webster website (www.wbst.com). A replay of the conference call will be available for one week via the website listed above, beginning at approximately 11:00 a.m. (Eastern) on October 21, 2021. To access the replay, dial 877-660-6853, or 201-612-7415 for international callers. The replay conference ID number is 13723032.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Kristen Manginelli, 203-578-2307
kmanginelli@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to complete the merger with Sterling Bancorp and realize the anticipated benefits of the merger; (2) our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties; (3) our ability to successfully achieve the anticipated cost reductions and operating efficiencies from our completed branch consolidations and other strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (5) volatility and disruption in national and international financial markets; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; (7) changes in the level of nonperforming assets and charge-offs; (8) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (9) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (10) inflation, changes in interest rates (including the replacement of LIBOR as an interest rate benchmark), and monetary fluctuations; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) our ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by our counterparties and vendors; (16) our ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in laws and regulations (including those concerning banking, taxes, dividends, securities, insurance, and healthcare) with which we and our subsidiaries must comply; (19) the effect of changes in accounting policies and practices applicable to us, including impacts of recently adopted accounting guidance; (20) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (21) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (22) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Income and performance ratios:
Net income	$95,713	$94,035	$108,078	$60,044	$69,281
Earnings applicable to common shareholders	93,171	91,555	105,530	57,715	66,890
Earnings per diluted common share	1.03	1.01	1.17	0.64	0.75
Return on average assets	1.10%	1.12%	1.31%	0.73%	0.84%
Return on average tangible common shareholders' equity (non-GAAP)	14.16	14.26	16.79	9.31	10.91
Return on average common shareholders’ equity	11.61	11.63	13.65	7.51	8.80
Non-interest income as a percentage of total revenue	26.73	24.77	25.54	26.14	25.50

Asset quality:
Allowance for credit losses on loans and leases	$314,922	$307,945	$328,351	$359,431	$369,811
Nonperforming assets	104,209	123,497	152,808	170,314	167,314
Allowance for credit losses on loans and leases / total loans and leases	1.46%	1.43%	1.54%	1.66%	1.69%
Net charge-offs (recoveries) / average loans and leases (annualized)	0.02	(0.02)	0.10	0.17	0.21
Nonperforming loans and leases / total loans and leases	0.47	0.56	0.71	0.78	0.74
Nonperforming assets / total loans and leases plus OREO	0.48	0.57	0.72	0.79	0.77
Allowance for credit losses on loans and leases / nonperforming loans and leases	309.44	255.05	218.29	213.94	227.39

Other ratios:
Tangible equity (non-GAAP)	8.12%	8.35%	8.30%	8.35%	8.19%
Tangible common equity (non-GAAP)	7.71	7.91	7.85	7.90	7.75
Tier 1 risk-based capital (a)	12.39	12.30	12.55	11.99	11.88
Total risk-based capital (a)	13.79	13.70	14.08	13.59	13.47
Common equity tier 1 risk-based capital (a)	11.77	11.66	11.89	11.35	11.23
Shareholders’ equity / total assets	9.57	9.86	9.84	9.92	9.76
Net interest margin	2.80	2.82	2.92	2.83	2.88
Efficiency ratio (non-GAAP)	54.84	56.64	58.46	60.27	59.99

Equity and share related:
Common equity	$3,241,152	$3,184,668	$3,127,891	$3,089,588	$3,074,653
Book value per common share	35.78	35.15	34.60	34.25	34.09
Tangible book value per common share (non-GAAP)	29.63	28.99	28.41	28.04	27.86
Common stock closing price	54.46	53.34	55.11	42.15	26.41
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,588	90,594	90,410	90,199	90,204
Weighted-average common shares outstanding - Basic	90,038	90,027	89,809	89,645	89,630
Weighted-average common shares outstanding - Diluted	90,232	90,221	90,108	89,915	89,738

(a) Presented as preliminary for September 30, 2021 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital for two years followed by a three year transition period ending December 31, 2024. As a result, capital ratios and amounts as of September 30, 2021 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2021	June 30, 2021	September 30, 2020
Assets:
Cash and due from banks	$161,369	$193,430	$181,524
Interest-bearing deposits	2,442,790	1,386,463	60,276
Securities:
Available for sale	3,410,443	3,262,893	3,304,217
Held to maturity, net	5,986,308	5,623,243	5,723,128
Total securities, net	9,396,751	8,886,136	9,027,345
Loans held for sale	24,969	4,335	29,018
Loans and Leases:
Commercial	8,159,127	8,417,719	8,612,549
Commercial real estate	6,522,679	6,410,672	6,307,567
Residential mortgages	5,167,527	4,856,302	4,885,821
Consumer	1,731,002	1,790,308	2,046,086
Total loans and leases	21,580,335	21,475,001	21,852,023
Allowance for credit losses on loans and leases	(314,922)	(307,945)	(369,811)
Loans and leases, net	21,265,413	21,167,056	21,482,212
Federal Home Loan Bank and Federal Reserve Bank stock	75,936	76,874	89,611
Premises and equipment, net	209,573	215,716	250,535
Goodwill and other intangible assets, net	557,360	558,485	561,902
Cash surrender value of life insurance policies	572,368	570,380	561,021
Deferred tax asset, net	96,489	78,268	76,695
Accrued interest receivable and other assets	571,240	616,609	674,304
Total Assets	$35,374,258	$33,753,752	$32,994,443

Liabilities and Shareholders' Equity:
Deposits:
Demand	$7,154,835	$6,751,373	$6,136,814
Health savings accounts	7,329,405	7,323,421	6,976,280
Interest-bearing checking	4,181,825	3,843,725	3,390,921
Money market	3,958,700	3,442,319	3,069,098
Savings	5,517,189	5,471,584	4,777,000
Certificates of deposit	1,884,373	2,014,544	2,570,440
Total deposits	30,026,327	28,846,966	26,920,553
Securities sold under agreements to repurchase and other borrowings	655,871	507,124	1,301,822
Federal Home Loan Bank advances	113,334	138,444	433,243
Long-term debt	564,114	565,297	568,846
Accrued expenses and other liabilities	628,423	366,216	550,289
Total liabilities	31,988,069	30,424,047	29,774,753
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,241,152	3,184,668	3,074,653
Total shareholders’ equity	3,386,189	3,329,705	3,219,690
Total Liabilities and Shareholders' Equity	$35,374,258	$33,753,752	$32,994,443

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans and leases	$196,273	$188,001	$572,728	$600,709
Interest and dividends on securities	43,362	51,009	133,895	164,687
Loans held for sale	57	229	201	588
Total interest income	239,692	239,239	706,824	765,984
Interest expense:
Deposits	4,571	12,598	16,104	59,246
Borrowings	5,430	7,385	16,413	32,274
Total interest expense	10,001	19,983	32,517	91,520
Net interest income	229,691	219,256	674,307	674,464
Provision for credit losses	7,750	22,750	(39,500)	138,750
Net interest income after provision for loan and lease losses	221,941	196,506	713,807	535,714
Non-interest income:
Deposit service fees	40,258	39,278	122,166	117,687
Loan and lease related fees	10,881	6,568	27,056	20,032
Wealth and investment services	9,985	8,255	29,475	24,096
Mortgage banking activities	1,525	7,087	5,486	14,185
Increase in cash surrender value of life insurance policies	3,666	3,695	10,802	10,899
Gain on investment securities, net	—	—	—	8
Other income	17,460	10,177	38,249	21,607
Total non-interest income	83,775	75,060	233,234	208,514
Non-interest expense:
Compensation and benefits	105,352	104,019	310,706	305,637
Occupancy	12,430	14,275	42,090	43,005
Technology and equipment	28,441	27,846	84,081	83,151
Marketing	3,721	3,852	9,452	10,640
Professional and outside services	7,074	9,223	37,875	21,044
Intangible assets amortization	1,124	1,089	3,395	3,013
Loan workout expenses	203	612	924	1,497
Deposit insurance	3,855	4,204	11,560	13,944
Other expenses	18,037	18,876	55,164	57,485
Total non-interest expense	180,237	183,996	555,247	539,416
Income before income taxes	125,479	87,570	391,794	204,812
Income tax expense	29,766	18,289	93,968	44,235
Net income	95,713	69,281	297,826	160,577
Preferred stock dividends and other	(2,542)	(2,391)	(7,567)	(6,819)
Earnings applicable to common shareholders	$93,171	$66,890	$290,259	$153,758

Weighted-average common shares outstanding - Diluted	90,232	89,738	90,186	90,235

Earnings per common share:
Basic	$1.03	$0.75	$3.23	$1.71
Diluted	1.03	0.75	3.22	1.70

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Interest income:
Interest and fees on loans and leases	$196,273	$185,919	$190,536	$189,010	$188,001
Interest and dividends on securities	43,362	45,586	44,947	46,874	51,009
Loans held for sale	57	53	91	181	229
Total interest income	239,692	231,558	235,574	236,065	239,239
Interest expense:
Deposits	4,571	5,094	6,439	8,651	12,598
Borrowings	5,430	5,612	5,371	10,485	7,385
Total interest expense	10,001	10,706	11,810	19,136	19,983
Net interest income	229,691	220,852	223,764	216,929	219,256
Provision for credit losses	7,750	(21,500)	(25,750)	(1,000)	22,750
Net interest income after provision for loan and lease losses	221,941	242,352	249,514	217,929	196,506
Non-interest income:
Deposit service fees	40,258	41,439	40,469	38,345	39,278
Loan and lease related fees	10,881	7,862	8,313	9,095	6,568
Wealth and investment services	9,985	10,087	9,403	8,820	8,255
Mortgage banking activities	1,525	1,319	2,642	4,110	7,087
Increase in cash surrender value of life insurance policies	3,666	3,603	3,533	3,662	3,695
Other income	17,460	8,392	12,397	12,731	10,177
Total non-interest income	83,775	72,702	76,757	76,763	75,060
Non-interest expense:
Compensation and benefits	105,352	97,754	107,600	122,754	104,019
Occupancy	12,430	14,010	15,650	28,024	14,275
Technology and equipment	28,441	27,124	28,516	29,122	27,846
Marketing	3,721	3,227	2,504	3,485	3,852
Professional and outside services	7,074	21,025	9,776	11,380	9,223
Intangible assets amortization	1,124	1,132	1,139	1,147	1,089
Loan workout expenses	203	327	394	261	612
Deposit insurance	3,855	3,749	3,956	4,372	4,204
Other expenses	18,037	18,680	18,447	18,985	18,876
Total non-interest expense	180,237	187,028	187,982	219,530	183,996
Income before income taxes	125,479	128,026	138,289	75,162	87,570
Income tax expense	29,766	33,991	30,211	15,118	18,289
Net income	95,713	94,035	108,078	60,044	69,281
Preferred stock dividends and other	(2,542)	(2,480)	(2,548)	(2,329)	(2,391)
Earnings applicable to common shareholders	$93,171	$91,555	$105,530	$57,715	$66,890

Weighted-average common shares outstanding - Diluted	90,232	90,221	90,108	89,915	89,738

Earnings per common share:
Basic	$1.03	$1.02	$1.18	$0.64	$0.75
Diluted	1.03	1.01	1.17	0.64	0.75

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,538,513	$197,015	3.60%	$21,870,740	$188,865	3.40%
Investment securities (a)	8,911,291	43,868	2.01	8,762,692	52,154	2.47
Federal Home Loan and Federal Reserve Bank stock	76,212	290	1.51	91,232	600	2.62
Interest-bearing deposits (b)	2,334,986	896	0.15	102,059	26	0.10
Loans held for sale	11,328	57	2.03	31,211	229	2.94
Total interest-earning assets	32,872,330	$242,126	2.92%	30,857,934	$241,874	3.13%
Non-interest-earning assets	2,021,962			2,057,503
Total Assets	$34,894,292			$32,915,437

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$7,182,116	$—	—%	$6,228,436	$—	—%
Health savings accounts	7,346,239	1,463	0.08	6,953,641	2,073	0.12
Interest-bearing checking, money market and savings	13,363,703	1,794	0.05	11,167,653	3,983	0.14
Certificates of deposit	1,957,286	1,314	0.27	2,589,888	6,542	1.00
Total deposits	29,849,344	4,571	0.06	26,939,618	12,598	0.19

Securities sold under agreements to repurchase and other borrowings	544,311	721	0.52	1,225,616	608	0.19
Federal Home Loan Bank advances	120,714	492	1.59	449,085	2,528	2.20
Long-term debt (a)	564,692	4,217	3.22	569,425	4,249	3.25
Total borrowings	1,229,717	5,430	1.82	2,244,126	7,385	1.33
Total interest-bearing liabilities	31,079,061	$10,001	0.13%	29,183,744	$19,983	0.27%
Non-interest-bearing liabilities	439,830			526,363
Total liabilities	31,518,891			29,710,107

Preferred stock	145,037			145,037
Common shareholders' equity	3,230,364			3,060,293
Total shareholders' equity	3,375,401			3,205,330
Total Liabilities and Shareholders' Equity	$34,894,292			$32,915,437
Tax-equivalent net interest income		232,125			221,891
Less: tax-equivalent adjustments		(2,434)			(2,635)
Net interest income		$229,691			$219,256
Net interest margin			2.80%			2.88%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,477,967	$574,984	3.54%	$21,270,350	$603,100	3.75%
Investment securities (a)	8,878,820	136,727	2.09	8,554,646	167,027	2.67
Federal Home Loan and Federal Reserve Bank stock	77,040	909	1.58	108,788	2,716	3.33
Interest-bearing deposits (b)	1,434,552	1,419	0.13	89,989	222	0.32
Loans held for sale	11,515	201	2.33	25,944	588	3.02
Total interest-earning assets	31,879,894	$714,240	2.98%	30,049,717	$773,653	3.43%
Non-interest-earning assets	1,968,707			2,017,159
Total Assets	$33,848,601			$32,066,876

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,800,456	$—	—%	$5,525,573	$—	—%
Health savings accounts	7,414,332	4,720	0.09	6,854,101	7,973	0.16
Interest-bearing checking, money market and savings	12,579,762	5,117	0.05	10,427,634	22,848	0.29
Certificates of deposit	2,146,218	6,267	0.39	2,841,385	28,425	1.34
Total deposits	28,940,768	16,104	0.07	25,648,693	59,246	0.31

Securities sold under agreements to repurchase and other borrowings	522,638	2,216	0.56	1,366,292	5,318	0.51
Federal Home Loan Bank advances	131,606	1,539	1.54	870,063	13,145	1.98
Long-term debt (a)	565,866	12,658	3.22	563,805	13,811	3.52
Total borrowings	1,220,110	16,413	1.85	2,800,160	32,274	1.55
Total interest-bearing liabilities	30,160,878	$32,517	0.14%	28,448,853	$91,520	0.43%
Non-interest-bearing liabilities	373,609			433,207
Total liabilities	30,534,487			28,882,060

Preferred stock	145,037			145,037
Common shareholders' equity	3,169,077			3,039,779
Total shareholders' equity	3,314,114			3,184,816
Total Liabilities and Shareholders' Equity	$33,848,601			$32,066,876
Tax-equivalent net interest income		681,723			682,133
Less: tax-equivalent adjustments		(7,416)			(7,669)
Net interest income		$674,307			$674,464
Net interest margin			2.85%			3.03%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,172,345	$7,473,758	$7,530,066	$7,687,300	$7,722,838
Asset-based lending	986,782	943,961	907,421	890,598	889,711
Commercial real estate	6,522,679	6,410,672	6,338,056	6,322,637	6,307,567
Residential mortgages	5,167,527	4,856,302	4,668,945	4,782,016	4,885,821
Consumer	1,731,002	1,790,308	1,856,895	1,958,664	2,046,086
Total Loan and Lease Balances	21,580,335	21,475,001	21,301,383	21,641,215	21,852,023
Allowance for credit losses on loans and leases	(314,922)	(307,945)	(328,351)	(359,431)	(369,811)
Loans and Leases, net	$21,265,413	$21,167,056	$20,973,032	$21,281,784	$21,482,212

Loan and Lease Balances (average):
Commercial non-mortgage	$7,280,258	$7,545,398	$7,650,367	$7,662,828	$7,683,879
Asset-based lending	956,535	937,580	896,093	874,221	922,653
Commercial real estate	6,510,100	6,365,830	6,303,765	6,363,776	6,260,114
Residential mortgages	5,036,329	4,738,859	4,720,703	4,821,199	4,914,368
Consumer	1,755,291	1,825,772	1,910,392	2,007,226	2,089,726
Total Loan and Lease Balances	21,538,513	21,413,439	21,481,320	21,729,250	21,870,740
Allowance for credit losses on loans and leases	(308,279)	(332,522)	(364,358)	(375,080)	(363,552)
Loans and Leases, net	$21,230,234	$21,080,917	$21,116,962	$21,354,170	$21,507,188

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Nonperforming loans and leases:
Commercial non-mortgage	$40,774	$57,831	$60,103	$71,499	$75,080
Asset-based lending	2,139	2,403	2,430	2,622	3,789
Commercial real estate	15,972	12,687	13,743	21,222	8,784
Residential mortgages	19,327	21,467	42,708	41,033	41,498
Consumer	23,558	26,353	31,437	31,629	33,485
Total nonperforming loans and leases	$101,770	$120,741	$150,421	$168,005	$162,636

Other real estate owned and repossessed assets:
Commercial non-mortgage	$—	$—	$102	$175	$175
Residential mortgages	1,759	1,934	1,695	1,544	3,899
Consumer	680	822	590	590	604
Total other real estate owned and repossessed assets	$2,439	$2,756	$2,387	$2,309	$4,678
Total nonperforming assets	$104,209	$123,497	$152,808	$170,314	$167,314

Past due 30-89 days:
Commercial non-mortgage	$5,537	$3,154	$7,395	$8,918	$3,821
Asset-based lending	—	—	—	1,175	—
Commercial real estate	821	1,679	699	3,003	329
Residential mortgages	3,447	4,690	5,241	10,623	9,291
Consumer	7,158	8,829	7,036	8,720	8,349
Total past due 30-89 days	16,963	18,352	20,371	32,439	21,790
Past due 90 days or more and accruing	107	25	50	445	—
Total past due loans and leases	$17,070	$18,377	$20,421	$32,884	$21,790

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Beginning balance	$307,945	$328,351	$359,431	$369,811	$358,522
Provision	7,898	(21,574)	(25,759)	(992)	22,753
Charge-offs:
Commercial non-mortgage	1,706	431	1,164	7,876	12,085
Asset-based lending	—	—	—	—	10
Commercial real estate	17	163	5,157	688	1,399
Residential mortgages	88	1,105	380	105	546
Consumer	1,965	1,703	2,594	2,673	1,717
Total charge-offs	3,776	3,402	9,295	11,342	15,757
Recoveries:
Commercial non-mortgage	137	824	209	232	1,978
Asset-based lending	—	2	1,424	33	—
Commercial real estate	5	10	3	3	47
Residential mortgages	672	782	1,158	190	521
Consumer	2,041	2,952	1,180	1,496	1,747
Total recoveries	2,855	4,570	3,974	1,954	4,293
Total net charge-offs (recoveries)	921	(1,168)	5,321	9,388	11,464
Ending balance	$314,922	$307,945	$328,351	$359,431	$369,811

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. Adjusted diluted earnings per share (EPS) is calculated by excluding after tax non-operational items from reported earnings applicable to common shareholders. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Efficiency ratio:
Non-interest expense (GAAP)	$180,237	$187,028	$187,982	$219,530	$183,996
Less: Foreclosed property activity (GAAP)	(142)	(137)	91	(836)	(201)
Intangible assets amortization (GAAP)	1,124	1,132	1,139	1,147	1,089
Strategic initiatives (non-GAAP)	(4,011)	1,138	9,441	38,265	4,786
Merger related (non-GAAP)	9,847	17,047	—	—	—
Non-interest expense (non-GAAP)	$173,419	$167,848	$177,311	$180,954	$178,322
Net interest income (GAAP)	$229,691	$220,852	$223,764	$216,929	$219,256
Add: Tax-equivalent adjustment (non-GAAP)	2,434	2,487	2,495	2,577	2,635
Non-interest income (GAAP)	83,775	72,702	76,757	76,763	75,060
Other (non-GAAP)	327	309	277	291	297
Loss on hedge terminations (GAAP)	—	—	—	3,680	—
Income (non-GAAP)	$316,227	$296,350	$303,293	$300,240	$297,248
Efficiency ratio (non-GAAP)	54.84%	56.64%	58.46%	60.27%	59.99%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$95,713	$94,035	$108,078	$60,044	$69,281
Less: Preferred stock dividends (GAAP)	1,968	1,969	1,969	1,969	1,968
Add: Intangible assets amortization, tax-effected (GAAP)	888	894	900	906	860
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$94,633	$92,960	$107,009	$58,981	$68,173
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$378,532	$371,840	$428,036	$235,924	$272,692
Average shareholders' equity (non-GAAP)	$3,375,401	$3,311,406	$3,254,203	$3,239,221	$3,205,330
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	557,902	559,032	560,173	561,303	560,959
Average tangible common shareholders' equity (non-GAAP)	$2,672,462	$2,607,337	$2,548,993	$2,532,881	$2,499,334
Return on average tangible common shareholders' equity (non-GAAP)	14.16%	14.26%	16.79%	9.31%	10.91%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Tangible equity:
Shareholders' equity (GAAP)	$3,386,189	$3,329,705	$3,272,928	$3,234,625	$3,219,690
Less: Goodwill and other intangible assets (GAAP)	557,360	558,485	559,617	560,756	561,902
Tangible shareholders' equity (non-GAAP)	$2,828,829	$2,771,220	$2,713,311	$2,673,869	$2,657,788
Total assets (GAAP)	$35,374,258	$33,753,752	$33,259,037	$32,590,690	$32,994,443
Less: Goodwill and other intangible assets (GAAP)	557,360	558,485	559,617	560,756	561,902
Tangible assets (non-GAAP)	$34,816,898	$33,195,267	$32,699,420	$32,029,934	$32,432,541
Tangible equity (non-GAAP)	8.12%	8.35%	8.30%	8.35%	8.19%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,828,829	$2,771,220	$2,713,311	$2,673,869	$2,657,788
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,683,792	$2,626,183	$2,568,274	$2,528,832	$2,512,751
Tangible assets (non-GAAP)	$34,816,898	$33,195,267	$32,699,420	$32,029,934	$32,432,541
Tangible common equity (non-GAAP)	7.71%	7.91%	7.85%	7.90%	7.75%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,683,792	$2,626,183	$2,568,274	$2,528,832	$2,512,751
Common shares outstanding	90,588	90,594	90,410	90,199	90,204
Tangible book value per common share (non-GAAP)	$29.63	$28.99	$28.41	$28.04	$27.86

Core deposits:
Total deposits	$30,026,327	$28,846,966	$28,481,834	$27,335,436	$26,920,553
Less: Certificates of deposit	1,884,373	2,014,544	2,234,133	2,487,818	2,570,440
Core deposits (non-GAAP)	$28,141,954	$26,832,422	$26,247,701	$24,847,618	$24,350,113

(In millions, except per share data)
GAAP earnings adjusted for strategic optimization initiatives and merger related costs:
	Three months ended September 30, 2021
	Pre-Tax Income	Earnings Applicable to Common Shareholders	Diluted EPS
Reported (GAAP)	$125.5	$93.2	$1.03
Strategic initiatives	(4.0)	(3.0)	(0.03)
Merger related	9.8	7.3	0.08
Adjusted (non-GAAP)	$131.3	$97.5	$1.08